SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CICLET HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	518120	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Unit 907-A West Tower Philippine Stock Exchange Center Building, Exchange Road, Ortigas Center Pasig City, Philippines Tel: + 632 631-4648/+632 687-0011	National Registered Agents Inc. of Nevada 723 S. Casino Centre Blvd., 2nd Floor Las Vegas, Nevada, 89101-6716 (702) 384-8727
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

Copy to:

John D. Thomas, Esq.

John D. Thomas, P.C.

11650 South State Street, Suite 240

Draper, UT 84020

Telephone: (801) 816-2536

Facsimile: (801) 816-2537

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock, $0.00001 par value	22,500,000	$0.006	$135,000	$15.65

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The shares being offered by the Company will be offered for a period of the earlier of (i) the date when the sale of all 22,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 22,500,000 shares registered or (iii) one year after the effective date of this prospectus.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offering to sell these securities and it is not a solicitation of an offering to buy these securities in any state where the offering or sale of such securities is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, JUNE __, 2017

Up to 22,500,000 Shares of Common Stock

CICLET HOLDINGS, INC.

______________________________

Prior to this registration, there has been no public trading market for the common stock of Ciclet Holdings Inc., and it is not presently traded on any market or securities exchange. 22,500,000 shares of common stock are being offered for sale by the Company to the public. The price per share will be $0.006 for the duration of the offering. Funds raised under this offering will not be held in a corporate escrow account and all funds raised regardless of the amount will be immediatley available to the Company. Our president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 14.

We are classified as a shell company as defined by Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders’ ability to re-sell their shares in our company, as well as additional disclosure requirements. In addition, our independent accounting firm has expressed substantial doubt about our ability to continue as a going concern. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the Company’s shares. The shares being offered by the Company will be offered for a period of the earlier of (i) the date when the sale of all 22,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 22,500,000 shares registered or (iii) one year after the effective date of this prospectus. We intend to contact an authorized Financial Industry Regulatory Authority ("FINRA") market-maker for sponsorship of our securities to apply to have the prices of our common stock quoted on the OTCQB maintained by OTC Markets Group, Inc. ("OTCMarkets"), upon the effectiveness of this registration statement, but there can be no assurance that we will be able to secure one. There can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCMarkets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCQB or other OTCMarkets tier will be approved.  As of the date of this prospectus, we have not made any arrangement with any market maker to quote our shares. We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and are not limited to any region or country. We plan on operating our business in the Philippines and then expanding into other South East Asian countries. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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The shares being offered by the Company will be offered for a period of the earlier of (i) the date when the sale of all 22,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 22,500,000 shares registered or (iii) one year after the effective date of this prospectus.

We are a development stage company and currently have minimal business operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for us, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. The selling stockholder may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

The date of this prospectus is  June __, 2017

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not offering to sell these securities in any jurisdiction where such offering or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “Ciclet” refer to Ciclet Holdings Inc.

Corporate Background

We were incorporated on June 30, 2016 under the laws of the State of Nevada. Our registered statutory office is located at 723 S. Casino Centre Blvd., 2nd Floor, Las Vegas, Nevada, 89101-6716, Tel: (702) 384-8727. Our fiscal year end is January 31. The primary goal for Ciclet Holdings Inc., is to allow consumers to find reliable and professional local services by using the location data of a person’s location through the use of a device that sends out the location of the person via their smart phone or tablet. We are a company focused on creating service driven apps and services for Location-based services (LBS) which are a general class of computer program-level services that use location data of a person’s location to control features. Our first market will be in the Philippines. As at the date of this prospectus, we do not have any saleable products or existing customers.

This is our initial public offering.  We are registering a total of 22,500,000 shares of our common stock.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.006 for the duration of this Offering.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months.  We feel we require minimum funding of $40,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain funding of $40,000, our business may fail.  Even if we raise $135,000 from this offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting status.

We plan to sell those 22,500,000 shares of common stock on a self-underwritten, "best efforts" basis..  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  The offering shall terminate on the earlier of (i) the date when the sale of all 22,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 22,500,000 shares registered or (iii) one year after the effective date of this prospectus.

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There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid and no assurance that a trading market for our securities will ever develop.

Our app and services, as well as our website, www.cicletholdings.com, are all in the development stage. We have no operations, sales or revenues, and have a net loss of $9,186 from June 30, 2016 (Inception) to January 31, 2017. As at the date of this prospectus, we do not have any saleable products or existing customers. We will therefore, rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

We have no technology or software development capabilities and do not intend to develop any technology or software. We will rely on third party contractors for the development of our app and back end software panel that we intend to offer our services to customers through our website. Our planned technology and app is currently being developed and designed for the company based on an initial deposit with the balance of it being paid on completion. We have executed a software development agreement and it has been filed as exhibit 10.1 . To date, the functions and features of our technology and app have not been developed.

The agreement that is being finalized will state that the software developer will develop and design a location based service app that will allow a consumer to locate certain services that they require. For example, if a consumer needs the service of food delivery, a mover, a massage therapist, a handyman, a cleaner, or general help, in just the tap of a button, consumers are matched to professionals, based on availability and location and who can arrive in minutes to the consumer’s location. The software agreement that is being finalized allows the company to receive support and maintenance, and allows the development of the software, programs, source code and object code, comments to the source or object code, specifications, documents, abstracts and summaries shall belong exclusively to our company.

We are an early stage company. To date, the Company’s activities have been limited to the sourcing of a software developer, advertising channels, initial branding efforts, and in its formation and the raising of equity capital. We will require the funds from this offering in order to grow our current operations. Our auditors issued a "substantial doubt" going concern opinion. Our only assets since inception (June 30, 2016) are our cash and cash equivalents at January 31, 2017, consisting of approximately $12,000 in cash generated from the issuance of shares of the Company's common stock to our founder. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds").

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  As per the Use of Proceeds section, we are attempting to raise $135,000 from this Offering.

We plan to derive revenue by way of the usage of our app by our future customers.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

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3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.	The date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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SUMMARY OF THE OFFERING

As of January 31, 2017, we have 10,000,000 shares of common stock issued and outstanding and are registering an additional 22,500,000 shares of common stock for offering to the public. We will attempt to sell all of the offered shares of common stock after this registration becomes effective. The price at which we are offering these shares is fixed at $0.006 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

The net proceeds to us from the sale of up to 22,500,000 shares offered at a public offering price of $0.006 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $12,000, $5,000 for legal, $5,000 for accounting, and $2,000 for Edgar and filing costs. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares.

	25%	50%	75%	100%

Shares Sold	5,625,000	11,250,000	16,875,000	22,500,000
Gross Proceeds	$33,750	$67,500	$101,250	$135,000
Less Offering Expenses	$12,000	$12,000	$12,000	$12,000
Net Offering Proceeds	$21,750	$55,500	$89,250	$123,000

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Securities being offered	Up to 22,500,000 shares of common stock, $0.00001 par value per share

Offering price per share	$0.006 for the duration of the offering.

Common Stock Outstanding before Offering	10,000,000 common shares as of the date of this prospectus.

Common Stock Outstanding after Offering

32,500,000 common shares. 10,000,000 shares of common stock are issued and outstanding before the offering and 32,500,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 75%, 50%, or 25% of the shares being offered are sold, there will be 24,375,000, 16,250,000, or 8,125,000 shares outstanding, respectively.

Minimum number of shares to be sold in this Offering	None

Market for the common shares

There is no public market for the common shares. The price per share is $0.006.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Market (“OTCQB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCQB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

We will receive all proceeds from the sale of the common stock. If all 22,500,000 common shares being offered are sold, the total gross proceeds to us would be $135,000. However, if only 75%, 50%, or 25% of the shares being offered are sold, the gross proceeds will be $101,250, $67,500, or $33,750, respectively. We intend to use the proceeds from this offering to maintain our reporting obligations with the SEC and implement our business plan. See “Use of Proceeds” for more information on how we intend to use the proceeds from this offering.

Termination of the offering

The offering shall terminate on the earlier of (i) the date when the sale of all 22,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 22,500,000 shares registered or (iii) one year after the effective date of this prospectus.

Terms of the offering	Our president and sole director will sell the common stock upon effectiveness of this registration statement.

Registration costs

We estimate our total offering registration costs to be $12,000, and will be paid from cash on hand and not from offering proceeds.  If we experience a shortage of funds prior to funding, our directors may advance funds to allow us to pay for offering costs, filing fees and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or lend funds to the Company.

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See "Risk Factors"

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

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SUMMARY OF FINANCIAL INFORMATION

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following tables summarize certain information, which should be read in conjunction with the information set forth in the “Management's Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and the related notes included elsewhere in this prospectus.

Balance Sheet:	As of January 31, 2017
Total Assets:	$11,813
Total Liabilities:	$999
Working Capital:	$10,814

Operating Data:	June 30, 2016 (inception) through January 31, 2017
Revenue:	Nil
Operating Expenses:	$9,186
Net Loss:	$9,186
Net Loss Per Common Share:	$(0.00)

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since its inception. We have also had no operations and have been issued a “going concern” opinion from their auditors, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

Being an Emerging Growth Company

We are an emerging growth company, and w e have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act

An issuer remains an emerging growth company until the earliest of:

a.	The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

b.	The last day of the fiscal year following the fifth anniversary of its initial public offering date;

c.	The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

d.	The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

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An emerging growth company could be capable of taking advantage of several exceptions, such as:

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Exemption under Sections 14(a) and (b) of the Securities Exchange Act of 1934, which would reduce the regulatory requirements relating to the disclosures, reports and communications that are typically associated with the process of public registration and permit the engagement in certain communications with potential investors who are qualified institutional buyers or institutions that are accredited investors. Pursuant to Section 105(c) of the JOBS Act, Section 5 of the Securities Act will be amended to permit an emerging growth company or any person authorized to act on behalf of an emerging growth company to engage in oral or written communications with potential investors that are qualified institutional buyers or institutions that are accredited investors.

•	Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

•	Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act. CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

•	Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

•	Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

•	Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

•	PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

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We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a.	Solicitation of proxies in violation of rules and regulations. It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b.	Giving or refraining from giving proxy in respect of any security carried for account of customer

1. It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2. With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

All the exemptions described above could be available to us, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

We are a smaller reporting company. Regardless of whether also qualified as an “emerging growth company” or not, “smaller reporting companies” are exempt from complying with various regulations that the SEC determines would be unduly burdensome or costly for these companies. These include, among others, the costly auditor attestation of internal controls under Sarbanes-Oxley Rule 404(b), the lengthy and often complex Compensation Discussion and Analysis (CD&A) disclosure for proxy statements. The Company as a registered SEC Company does not think it is exempt from the recent Dodd-Frank “say-on-pay/frequency” legislation requiring shareholders to vote on senior executives compensation required, it is the Companies intention to comply with the “say-on-pay” shareholder vote requirements as well the shareholder vote on frequency requirements.

We have not and will not communicate with potential investors that are qualified institutional buyers or institutional accredited investors in reliance on Section 5(d) of the Securities Act. There are no research reports or supplementary documents that would be distributed in reliance of section 2(a)(3) of the Securities Act of 1933 added by section 105(a) of the Jump Our Business Startups Act.  No broker or dealer is participating and no broker or dealer will participate in the Company’s offering.

We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and is not limited to any region or country.

We believe that this offering is not subjected to Rule 419 of Regulation C because:

a.	we are a development stage company that has a specific business plan and purpose; and

b.	has no plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. All the proceeds from this offering will be used according to our Use of Proceeds.

There are no similar offerings or companies with which our president has been involved. There are no affiliates to the Company at this time and no one is assisting the president in this offering.

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RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risk relating to our Business and Industry:

Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has no recurring source of revenue and during the period from June 30, 2016 (Inception) to January 31, 2017, the Company incurred a net loss of $9,186, and used cash in operations of $9,186. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of January 31, 2017 with respect to this uncertainty. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management estimates that the current funds on hand will not be sufficient to continue operations through the next twelve months or for us to achieve our business plan to finalize the development of our software and applications. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash to operate our business, and estimates that a significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing. The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements from inception to January 31, 2017 assume that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after January 31, 2017 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

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We have a limited operating history, which makes it difficult to predict our future operating results.

  We were incorporated on June 30, 2016. As a result of our limited operating history, our ability to accurately forecast our future operating results is limited and subject to a number of uncertainties. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks and uncertainties successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The market for location based on-demand is rapidly evolving and highly competitive, with relatively low barriers to entry for certain applications and services. Many of our competitors and potential competitors are larger and have greater name recognition, much longer operating histories, larger marketing budgets and significantly greater resources than we do. With the introduction of new technologies and market entrants, we expect competition to continue to intensify in the future. If we fail to compete effectively, our business will be harmed. Some of our principal competitors offer their products or services at a lower price, which has resulted in pricing pressures on our business. If we are unable to achieve our servicing levels, our operating results would be negatively impacted. In addition, pricing pressures and increased competition generally could result in reduced sales, lower margins, losses or the failure of our services to achieve or maintain widespread market acceptance, any of which could harm our business.

Many of our competitors are able to devote greater resources to the development, promotion and sale of their products or services. In addition, many of our competitors have established marketing relationships and agreements with channel partners, and consultants. Some competitors may at lower prices or with greater depth than our services. As a result, our competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies, standards or customer requirements. For all of these reasons, we may not be able to compete successfully against our current and future competitors.

There are risks of international sales and operations.

We intend to generate revenue from the sale of our app and services to customers located outside the United States.  As such, a portion of our sales and operations could be subject to currency exchange risks and exchange controls, potentially adverse tax consequences and the possibility of difficulty in accounts receivable collection. We may also incur difficulty in collecting payment from some international clients. There can be no assurance that any of these factors will not have a material effect on our business, financial condition and results of operations.

Although we will monitor our exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have an adverse effect on our results of operations or financial condition.  In the future, we could be required to sell our products and services in other currencies, which would make the management of currency fluctuations more difficult and expose our business to greater risks in this regard.

In addition to the uncertainty as to our ability to generate revenues from foreign operations, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, difficulties in staffing and managing foreign operations, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, software piracy or difficulty in enforcing intellectual property rights, seasonal reductions in business activity in certain other parts of the world and potentially adverse tax consequences, which could adversely impact the success of our international operations.  There can be no assurance that one or more of such factors will not have a material adverse effect on our potential future international operations and, consequently, on our business, operating results and financial condition.

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If we are unable to enter into an agreement with a third party software developer to develop and design our technology and app, our business may fail .

We do not have the expertise or the facilities to develop the technology required for our app. Our business is reliant upon our company engaging a third party software developer to design our technology and app. If we are unable to enter into an agreement with a third party software developer , our business may fail .

If we fail to stay current with new enterprise mobile apps and mobile on demand technologies, our products could become obsolete.

We may incur significant costs for research and development not only for the creation of new applications, but also for ensuring that our current apps and services will be compatible with new technologies. If our research and development team fails to upgrade our apps and services to stay current with new technologies, our apps and services could become obsolete, which could result in a material adverse impact on our business and results of operations.

We depend on our key executive, and our business and growth may be severely disrupted if we lose his services.

Our future success depends substantially on the continued services of our key executive. In particular, we are highly dependent upon Mr. Eugenio Jumawan Jr., chief executive officer and director, who has established relationships within the market we operate. If we lose the services of Mr. Jumawan Jr. our current executive officer, we may not be able to replace him readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new officers with industry experience similar to our current officer, which could severely disrupt our business and growth. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our company know-how. Furthermore, as we expect to continue to expand our operations and develop new apps and services, we will need to continue attracting and retaining experienced management and key research and development personnel.

Competition for qualified candidates could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

The technology behind our apps and service contains important know-how, and our ability to compete could be harmed if any such know-how are disclosed to third parties by our programmers.

We regard our know-how as critical to our success. In particular, we have spent a significant amount of time and resources in developing our app and our ability to protect our proprietary rights in connection with our platform and apps is critical for the success of our features and services and our overall financial performance.

If we are not able to provide successful enhancements, new features and modifications to our services, our business could be adversely affected.

Our industry is marked by rapid technological developments and new and enhanced applications and services. If we are unable to provide enhancements and new features for our existing services or new services that achieve market acceptance or that keep pace with rapid technological developments, our business could be adversely affected. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of such enhancements, features or services. Failure in this regard may significantly impair our revenue growth. In addition, because our services are designed to operate on a variety of operating systems, we will need to continuously modify and enhance our services to keep pace with changes in, mobile operating systems such as iOS and Android, and other software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, modifications to existing platforms or technologies will increase our programming and development expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.

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We are dependent on third-party providers and consultants for development, marketing and other services.

We are dependent upon various consultants for one or more significant services required for our app, which services will be provided to our business pursuant to agreements with such providers. Inasmuch as the capacity for certain services by certain consultants may be limited, our inability, for economic or other reasons, to continue to receive services from existing providers in a timely manner or to obtain similar app or services from additional providers in a timely manner could have a material adverse effect on our business.

We may experience disruption to our servers or our app software which could cause us to lose customers.

In order to function properly our app is required to interact with computer programs and software (our “Back End”), which is critical to our business. We will use all reasonable efforts to protect, maintain and insulate our Back End from any external danger. However, if there is a disruption to our Back End, due to a system failure, an act of God, a computer virus, a hacker or a failure to pay bills to our Back End vendors as they become due, we may experience a disruption in our Back End. Such a disruption could cause us to lose customers and therefore revenue.

As a substantial portion of our sales efforts are increasingly targeted at various customers, our sales cycle may become lengthier and more expensive, we may encounter greater pricing pressure and customization challenges, and we may have to delay revenue recognition, all of which could harm our business and operating results.

As a substantial portion of our sales efforts are increasingly targeted at various customers, we face greater costs, longer sales cycles and less predictability in the completion of some of our sales. In this market segment, the customer’s decision to use our app and services, in which case these types of sales require us to provide greater levels of customer education regarding the uses and benefits of our app and services, as well as education regarding security, privacy, and data protection laws and regulations. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual customers, which could increase our costs and sales cycle and divert our own sales and professional services. Meanwhile, this would potentially require us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met. Professional services may also be performed by a third party or a combination of our own staff and a third party. Our strategy is to work with third parties to increase the breadth of capability and depth of capacity for delivery of these services to our customers. If a customer is not satisfied with the quality of our app or services, we could incur additional costs to address the situation, which could adversely affect our margins. Moreover, any customer dissatisfaction with our app and or services could damage our ability to encourage broader adoption of our services by that customer. In addition, any negative publicity resulting from such situations, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with current and prospective customers.

Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our services and harm our business.

Users can use our services to store personal or identifying information. However, federal, state and foreign government bodies and agencies have adopted or are considering adopting laws and regulations regarding the collection, use and disclosure of personal information obtained from consumers and other individuals. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to our business or the businesses of our customers may limit the use and adoption of our services and reduce overall demand for them.

In the Philippines, we are subject to the Data Privacy Act which took effect on September 8, 201 2 and the implementing rules and regulations of the Data Privacy Act which came into effect on September 9, 2016. T he act protects all forms of information that are personal, private or privileged. It covers all persons, whether natural or juridical, with particular emphasis to companies or juridical entities involved in the processing of protected information . The law has extraterritorial application, applying not only to businesses with offices in the Philippines, b ut when equipment based in the Philippines is used for processing. The act further applies to the processing of the personal information of Philippines citizens regardless of where they reside.

One exception in the act provides that the law does not apply to the processing of personal information in the Philippines that was lawfully collected from residents of foreign jurisdictions .

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In addition, foreign data protection, privacy and other laws and regulations are often more restrictive than those in the United States. For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by European legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance. Similarly, there have been a number of recent legislative proposals in the United States, at both the federal and state level, that would impose new obligations in areas such as privacy and liability for copyright infringement by third parties. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices.

These U.S. federal and state and foreign laws and regulations, which can be enforced by private parties or governmental entities, are constantly evolving and can be subject to significant change. A number of proposals are pending before federal, state and foreign legislative and regulatory bodies that could affect our business. For example, the European Commission is currently considering a data protection regulation that may include operational requirements for companies that receive personal data that are different than those currently in place in the European Union, and that may also include significant penalties for non-compliance. In addition, some countries are considering legislation requiring local storage and processing of data that could increase the cost and complexity of delivering our services.

 If we are not able to satisfy data protection, security, privacy, and other government- and industry-specific requirements, our growth could be harmed.

There are a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new customers, or cause existing customers to elect not to renew their agreements with us. If we cannot comply or if we incur a violation in one or more of these requirements, our growth could be adversely impacted, and we could incur significant liability.

We cannot accurately predict new sales or expansion rates and the impact these rates may have on our future revenue and operating results.

In order for us to improve our operating results and continue to grow our business, it is important that we continue to attract new customers and expand deployment of our app with existing customers. To the extent we are successful in increasing our customer base, we could incur increased losses because costs associated with new customers are generally incurred up front, while revenue is recognized from our services completed. Alternatively, to the extent we are unsuccessful in increasing our customer base, we could also incur losses as costs associated with marketing programs and new apps and services intended to attract new customers would not be offset by any incremental revenue and cash flow. Furthermore, if our customers do not make use of our services, our revenue may grow more slowly than we expect. All of these factors can negatively impact our future revenue and operating results.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

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Our quarterly operating results may vary significantly in the future, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control and, as a result, may not fully reflect the underlying performance of our business. Fluctuations in quarterly results may negatively impact the value of our common stock. Factors that may cause fluctuations in our quarterly financial results include, but are not limited to:

●	our ability to attract customers;

●	our ability to convert users to paying customers;

●	our retention rate;

●	the timing of recognition of revenue;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business;

●	network outages or security breaches;

●	general economic, industry and market conditions;

●	increases or decreases in the number of features in our services or pricing changes of our app;

●	changes in our pricing policies or those of our competitors;

●	seasonal variations in sales of our app and services;

●

the timing and success of new services and service introductions by us and our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors,  customers or strategic partners; and

●	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies.

If we fail to effectively manage our technical operations and programmers, our customers may experience service outages and delays in the further deployment of our services, which may adversely affect our business.

We seek to maintain sufficient capacity in our operations to meet the needs of all of our customers. In addition, we need to properly manage our technological operations infrastructure in order to support version control, changes in software parameters and the evolution of our app and services. However, the provision of new hosting infrastructure requires significant lead-time. We have experienced, and may in the future experience, website disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time, which may harm our reputation and operating results. If our technical operations fail to keep pace with increased future sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation and our revenue.

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We focus on product innovation and user engagement rather than short-term operating results.

We focus heavily on developing and launching new and innovative app and features, as well as on improving the user experience for our services. We will also focus on growing the number of our users and paying organizations through direct field sales, direct inside sales, indirect channel sales and through word-of-mouth by individual users, some of whom use our services at no cost. We prioritize innovation and the experience for users on our platform, as well as the growth of our future user base, over short-term operating results. We frequently make product and service decisions that may reduce our short-term operating results if we believe that the decisions are consistent with our goals to improve the user experience and to develop innovative features that we feel our users desire. These decisions may not be consistent with the short-term expectations of investors and may not produce the long-term benefits that we expect.

If our services providers fail to perform properly or if we are unable to scale our services to meet the needs of our customers, our reputation could be adversely affected, our market share could decline and we could be subject to liability claims.

Our app allows our customers to receive services from our service providers and since our app helps facilitate services to our customers, these services may contain material defects or errors. Any defects either in functionality or that cause interruptions in the availability of our services by our service providers, could result in:

●	loss or delayed market acceptance and sales;

●	breach of warranty claims;

●	sales credits or refunds for prepaid amounts related to unused paid services;

●	loss of customers; and

●	diversion of development and customer service resources; and

●	harm to our reputation.

The costs incurred in correcting any material defects or errors might be substantial and could adversely affect our operating results.

Our errors and omissions insurance may be inadequate or may not be available in the future on acceptable terms, or at all. In addition, our policy may not cover all claims made against us, and defending a lawsuit, regardless of its merit, could be costly and divert management’s attention.

Furthermore, we will need to ensure that our services can scale to meet the needs of our customers. If we are not able to provide our services at the scale required by our customers, potential customers may not adopt our solution and existing customers may not stop using our service.

If the prices we charge for our services are unacceptable to our service providers, our operating results will be harmed.

As the market for our services matures, or as new or existing competitors introduce new apps or services that compete with ours, we may experience pricing pressure and be unable to renew our agreements with existing service providers or attract new service providers at prices that are consistent with our pricing model and operating budget. If this were to occur, it is possible that we would have to change our pricing model or reduce our prices, which could harm our revenue, gross margin and operating results.

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Failure to adequately expand our direct sales force will impede our growth.

We will need to continue to expand and optimize our sales infrastructure in order to grow our customer base and our business. We plan to continue to expand our direct sales force, domestically. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. Our business may be adversely affected if our efforts to expand and train our direct sales force do not generate a corresponding increase in revenue. If we are unable to hire, develop and retain talented sales personnel or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the intended benefits of this investment or increase our revenue.

If we are unable to maintain and promote our brand, our business and operating results may be harmed.

We believe that maintaining and promoting our brand is critical to expanding our customer base. Maintaining and promoting our brand will depend largely on our ability to continue to provide useful, reliable and innovative services, which we may not do successfully. We may introduce new features, products, services or terms of service that our customers do not like, which may negatively affect our brand and reputation. Additionally, the actions of third parties may affect our brand and reputation if customers do not have a positive experience using our app or other services that are integrated with us. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not achieve the desired goals. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and operating results could be adversely affected.

As a development stage company, an investment in our company is considered a high risk investment whereby you could lose your entire investment.

We will incur significant expenses in order to implement our business plan, including estimated $30,000 in federal securities law compliance costs for the 12-month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control (such as unanticipated developmental expenses, employment costs, advertising and marketing expenses). We cannot assure you that our proposed business plan as described in this Prospectus will materialize or prove successful.

Business evaluation is difficult since we have not yet commenced business activities.

We were incorporated on June 30, 2016 and to date have been involved primarily in organizational activities.

We have generated no revenue and have incurred total losses of $9,186 from inception.

You cannot evaluate our business or our future prospects due to our lack of operating history. To-date, we have been involved in limited business activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence full business operations.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any significant revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate sufficient revenues from selling color panels, we will not be able to continue operations.

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If our president leaves the company prior to securing replacements, we will be left without management and our business operations would cease.

We depend on the services of our President, Eugenio Jumawan Jr., and our success depends on the decisions made by him. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Mr. Jumawan Jr. could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

Although our president is not currently receiving compensation for his services, he may decide to pay himself, which will adversely impact any potential net profit that we may generate.

We are not currently compensating our President for providing management services to us. In the future we might pay him compensation if the cash flow generated from operations significantly exceeds our total expenses. Mr. Jumawan Jr., as our Officers and Directors, has the power to set his own compensation as he sees fit. If he determines to compensate himself, it could have an adverse effect on our net profit, if any.

The lack of public company experience of our officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, our Officer and Director may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Our sole executive officer does not reside in the United States.

Our sole executive officer does not reside in the United States. The U.S. stockholders would face difficulty in:

•	effecting service of process within the United States on our Officers;

•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;

•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and

•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officers.

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We are an “emerging growth company” and intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies; as a result our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. . We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.	Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.	Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products and services if these claims are successful.  We also may incur significant expenses in affirmatively protecting our intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in many technology-related industries. Third parties may claim that our app may infringe, induce or contribute to the infringement of their intellectual property rights, and we may be found to infringe, induce or contribute to the infringement of those intellectual property rights and may be required to obtain a license to use those rights.  We may also be required to engage in costly efforts to design our app and services around the intellectual property rights of others.  The intellectual property rights of others may cover some of our technology, products, systems and services.  In addition, the scope and validity of any particular third party patent may be subject to significant uncertainty. Litigation regarding patents or other intellectual property rights is costly and time consuming, and could divert the attention of our management and key personnel from our business operations.

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Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, of which 10,000,000 shares are issued and outstanding as of January 31, 2017. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorize us to issue up to 75,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time, we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal operations and assets, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $40,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to the Company and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

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Our Chief Executive Officer and Member of our Board of Directors Eugenio Jumawan Jr. does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Jumawan Jr. does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

The shares of common stock are being offered on our behalf on a self-underwritten best effort basis. We do not plan to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole director and officer, Eugenio Jumawan Jr., who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $12,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $40,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

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Because our officer and director, who is also our sole promoter, will own 30.77% of the outstanding shares after this offering, he will retain significant control of the company, which in turn could decrease the price and marketability of the shares.

After all 22,500,000 shares of common stock of this Offering are sold Mr. Jumawan Jr. will own 10,000,000 or 30.77% of the total outstanding shares and will retain significant control. As a result, Mr. Jumawan Jr., will have an ability to influence the Company as follows:

•	elect or defeat the election of our Directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote

Moreover, our sole Officer and Director owns 10,000,000 shares, and because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by our Officers and Directors or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling shares in this offering without an underwriter and may be unable to sell all of the shares; we may have to seek alternative financing to implement our business plans.

We are not engaging the services of an underwriter to sell the shares. We intend to sell them through our Officer and Director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing affiliate stockholders acquired their shares at a cost of $0.002 per share. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.006 you pay for them (see the Dilution table).

There is currently no public market for our securities, there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this Prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTC Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria. Our common stock may never be quoted on the OTC Bulletin Board, or, if quoted, a public market may not materialize.

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Risk of losing investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Purchasing penny stock limits investor’s ability to re-sell.

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act. The shares will remain “penny stock” for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, restricting the states where you can resell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

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If quoted, the price of our common stock may be volatile; you may not be able to sell your shares at or above the acquisition price.

Even if our shares are quoted for trading on the OTC Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of significant progress and achievement of milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of common stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Since we do not intend to pay any dividends on our common shares, stockholders should rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

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We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants. During the course of our testing, we may identify material weaknesses and other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Section 404 of the Sarbanes-Oxley Act of 2002. As such standards are modified, supplemented or amended; it may be difficult to ensure effective internal controls over financial reporting. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The offering price has been arbitrarily set by company; you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on June 30, 2016 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

If securities or industry analysts do not publish research or reports about us, or publish negative reports about our business, our share price could decline.

Securities analysts currently do not cover our common stock and may not do so in the future. Our lack of analyst coverage might depress the price of our common stock and result in limited trading volume. If we do receive analyst coverage in the future, any negative reports published by such analysts could have similar effects.

Certain provisions of Nevada law may discourage parties interested in taking control of the company.

We are subject to certain provisions of Nevada law by virtue of being incorporated in that State. This includes a control share law that focuses on the acquisition of a “controlling interest” in a corporation that has a specified presence in Nevada, which is currently not applicable to us, and a business combination law that restricts business combinations with an “interested stockholder” for a period of three years unless the transaction by which the person first became an “interested stockholder” was approved by the corporation’s board of directors. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if they cannot obtain the approval of our board of directors.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.006. The following table sets forth the uses of net proceeds assuming the sale of 25% ($21,750), 50% ($55,500), 75% ($89,250) and 100% ($123,000), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ. There is no assurance that we will be able to raise any funds through this offering or otherwise.

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	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$33,750	$67,500	$101,250	$135,000

NET PROCEEDS FROM THIS OFFERING	$21,750	$55,500	$89,250	$123,000

Website Design	$3,000	$5,000	$9,750	$13,000

Advertising and Marketing	$-	$6,000	$15,000	$20,000

Working Capital	$3,750	$2,500	$15,000	$25,000

Software Development and Implementation	$3,000	$15,000	$22,500	$30,000

DTC-Eligibility Fee	-	$15,000	$15,000	$15,000

General and Administrative*	$12,000	$12,000	$12,000	$20,000

*This includes reporting expenses for the year (including legal, audit, EDGAR services). Increases in costs can be attributed to an increase in reporting complexity due to expanding operations.

The actual costs may differ from the above values, because those were estimated by the Company. For the expected time for completion of the steps above, see Plan of Operation.

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Jumawan Jr. The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to ensure maintenance of reporting status for the next twelve months.

If we cannot raise enough funds to start our Plan of Operations, we would need to seek capital from other resources such as debt financing in order to develop our products. Even if we are able to raise enough funds to implement our plan of operations, we will need to seek capital from other sources to fully develop our app and software.

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DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets Group, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The price of the current offering is fixed at $0.006 per share. This price is significantly greater than the price paid by our sole officer and director for common equity since our inception on June 30, 2016. The Company’s sole officer and director paid $0.002 per share, a difference of $0.004 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment:

Percent of Shares Sold	25%	50%	75%	100%
Number of shares sold	5,625,000	11,250,000	16,875,000	22,500,000
Anticipated net offering proceeds	$21,750	$55,500	$89,250	$123,000
Total shares issued and outstanding post offering	15,625,000	21,250,000	26,875,000	32,500,000
Offering price per share	0.00600	0.00600	0.00600	0.00600
Pre-offering net tangible book value/share	0.00108	0.00108	0.00108	0.00108
Post offering net tangible book value/share	0.00285	0.00369	0.00417	0.00449
Increase (Decrease) in net tangible book value per share after offering	0.00177	0.00260	0.00309	0.00341
Dilution per share to new shareholders	0.00315	0.00231	0.00183	0.00151
New shareholders percentage of ownership after offering	36.00%	52.94%	62.79%	69.23%
Existing stockholder percentage of ownership after offering	64.00%	47.06%	37.21%	30.77%

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PLAN OF DISTRIBUTION

We are offering common stock for sale. If we are unable to sell our stock and raise money, we will not be able to implement our business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by us. All of these shares will be offered to business associates, friends, and family of our sole director and officer, Eugenio L. Jumawan Jr., as well as the general public in all jurisdictions that its prospectus is valid in and will not be limited to any region or country.

Our common stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

As of the date of this prospectus, we have 10,000,000 common shares issued and outstanding. The Company is registering an additional of 22,500,000 shares of its common stock for possible sale at the price of $0.006 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

We will receive all proceeds from the sale of the shares. The price per share is fixed at $0.006. Prior to being quoted on the OTCQB, we company may sell our shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the OTCQB of the OTC Markets. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCQB, nor can there be any assurance that such an application for quotation will be approved. However, sales by our company must be made at the fixed price of $0.006 for the duration of this offering.

The offering will conclude when at the earlier of (i) the date when the sale of all 22,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 22,500,000 shares registered or (iii) one year after the effective date of this prospectus. Further, we will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering placed in the corporate escrow account and all funds raised regardless of the amount will be available to the Company.  We will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, on a best-efforts basis, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

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1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

2. Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

Holders of Our Common Stock

As of the date of this prospectus, we have no shareholders, other than our sole officer and Director, Mr. Jumawan Jr. There are no other affiliates to the Company and Mr. Jumawan Jr. will not purchase any of the shares offered herein.

Currently, we have one (1) holder of record of our common stock, Mr. Jumawan Jr.. Mr. Jumawan Jr. owns 10,000,000 shares that would be subject to the resale restrictions of Rule 144. Under Rule 144(k), once Mr.Jumawan Jr. is no longer affiliate of the Company (as long as the holder has not been an affiliate during the three months prior to the sale) and has held the restricted securities for more than six months; Mr. Jumawan Jr. could freely sell such securities without compliance. Affiliates, however, are not eligible to use Rule 144(k) and therefore must always comply with the applicable Rule 144 conditions for resale of their securities.

Rule 144 Shares

Our securities may only be sold pursuant to an effective registration statement, or a valid exemption from registration. Rule 144 under the Securities Act of 1933 creates a safe harbor for the sale of securities under the exemption set forth in Section 4(1) of the Securities Act.

However, the Registrant is a “Shell Company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, and Rule 144 is not available to securities of Shell Companies. Furthermore, Rule 144 is only available to securities of former shell companies after certain conditions have been met. A Shell Company is a registrant, other than an asset-backed issuer, that has: no or nominal operations; and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share and 75,000,000 shares of preferred stock, par value $0.00001 per share. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

We have an authorized class of common stock consisting of 100,000,000 shares of common stock with par value of $0.00001.We have 10,000,000shares of our common stock issued and outstanding as the date of this prospectus held by 1 holder of record.

Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no pre-emptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Pre-emptive Right

No holder of any shares of our company stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Assuming all of the shares offered by this prospectus are sold, our sole officer and director will own approximately 40%of our outstanding shares.

Preferred Stock

We have an authorized class of preferred stock consisting of 75,000,000 shares of preferred stock with par value of $0.00001. No shares of preferred stock are currently issued and outstanding.

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Dividend Policy

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Share Purchase Warrants and Options

As of the date of this prospectus there are no share purchase warrants or options issued and outstanding.

Convertible Securities

We have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

Rule 144 Restrictions on Resale

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

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Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, we will act as our own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anton & Chia LLP will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements from inception to January 31, 2017 included in this prospectus have been audited by Anton & Chia LLP independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by John D. Thomas. John D. Thomas owns 0 shares of the Company’s capital stock.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated on June 30, 2016 under the laws of the State of Nevada. Our registered statutory office is located at 723 S. Casino Centre Blvd., 2nd Floor, Las Vegas, Nevada, 89101-6716, Tel: (702) 384-8727. Our fiscal year end is January 31, 2017.The primary goal for Ciclet Holdings Inc., is to allow consumers to find reliable and professional local services by using the location data of a person’s location through the use of a device that sends out the location of the person via their smart phone, tablet. We are a company focused on creating service driven apps and services for Location-based services (LBS) which are a general class of computer program-level services that use location data of a person’s location to control features. Our first market will be in the Philippines.

Our app and services, as well as our website www.cicletholdings.com, are all in the development stage. We have no operations, sales or revenues, and a net loss of $8,936, therefore rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

We have no technology or software development capabilities and do not intend to develop any technology or software. We will rely on third party contractors for the development of our app and back end software panel that we intend to offer our services to customers through our website. Our technology and app is being developed and designed for the company based on an initial deposit with the balance of it being paid on completion. We have executed a software development agreement and it has been filed as exhibit 10.1 .

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The Company finalized an agreement with a software developer that will develop and design a location based service app that will allow a consumer to meet a certain service that they require. For example, if a consumer needs the service of food delivery, a mover, a message therapist, a handyman, a cleaner, or general help, in just the tap of a button, consumers are matched to professionals, based on availability and location and who can arrive in minutes to the consumer’s location. The software agreement that is being finalized allows the company to receive support and maintenance, and allows the development of the software, programs, source code and object code, comments to the source or object code, specifications, documents, abstracts and summaries shall belong exclusively to company.

We are a small early stage company. To date, the Company’s activities have been limited to the sourcing of software developer, its advertising channels, initial branding efforts, and in its formation and the raising of equity capital. We will require the funds from this offering in order to grow our current operations. Our auditors issued a "substantial doubt" going concern opinion. Our only assets since inception (June 30, 2016) are our cash and cash equivalents at January 31, 2017, consisting of approximately $12,000 in cash generated from the issuance of shares of Company common stock to our founder. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds"). We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds").

We plan to derive revenue by way of the usage of our app by our future customers.

Our business and corporate address is Unit 907-A West Tower Philippine Stock Exchange Center Building, Exchange Road, Ortigas Center Pasig City, Philippines. Our telephone number is Tel: + 632 631-4648/+632 687-0011 and our registered agent for service of process is Resident Agents of Nevada Inc. 723 S. Casino Centre Blvd., 2nd Floor, Las Vegas, Nevada, 89101-6716.  Our fiscal year end is January 31.

We received our initial funding of $20,000 through the sale of common stock to our sole officer and director, who purchased 10,000,000 of our common stock at $0.002 on June 30, 2016, for $20,000.

About The Company

The primary goal for Ciclet Holdings Inc., is to allow consumers looking for services to find reliable and professional local service providers by using the location data of a person’s location through the use of a device that sends out the location of the person via their smart phone or tablet. As at the date of this prospectus, we do not have any saleable products or existing customers , nor have any of the functions and features of our technology and apps been developed .

An example of this location based service would be if a consumer needs the service of food delivery, a mover, a massage therapist, a handyman, a cleaner, or general help, in just the tap of a button, consumers are matched to professionals, based on availability and location and who can arrive in minutes to the consumer’s location. This is the foundation of Ciclet’s service, which initially will be free for consumers to join, and Ciclet’s business model will then charge a commission on each job booked – and payment is made simple with Ciclet’s real-time mobile payment system, which offers service providers instant payment via their mobile device once a job is completed.

We are a company focused on creating service driven apps and services for Location-based services (LBS) which are a general class of computer program-level services that use location data of a person’s location to control features. As such LBS is an information service and has a number of uses in social networking today, which is accessible with mobile devices through the mobile network and which uses information on the geographical position of the individual’s mobile device. This has become more and more important with the expansion of the smartphone and tablet markets as well.

An example of an LBS is Uber, which is a smartphone app which provides on-demand service to users. It connects willing passengers to drivers.

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In our case we will begin our first location based services around the concept of providing a “Home Ciclet” type of service which will allow customers to request such direct to home services. These services could include dry cleaning pick up, grocery pick up, home cleaning, electrical work, roofing, plumbing, lawn care, handyman, general contracting, carpet cleaning, painting, landscaping, pressure washing, or interior designing. The service providers would be located in the Ciclet’s database of providers in the customer’s given area. If we are successful, in growing the “Home Ciclet” segment of our business we will then develop our app to include:

Stage 2: The “Events Ciclet” which would include such things as wedding planning, DJs, catering, bartending, photography, party planning, magicians, face painting, make up, and floral services. If this second part of our business is successful we will open up our third segment.

Stage 3: We will then develop in our app the “Lesson Ciclet” which would include such services offered as piano lessons, math and language tutoring, self-defense lessons, music lessons, dance lessons, acting lessons, drawing and painting lessons.

Stage 4: Our fourth planned segment of services to be offered if the first 3 stages were successfully launched will be the “Lifestyle Ciclet” which would include in our app such services as the yoga and Pilates training, weight training, MMA training, nutritionist, massage therapy, counseling services, and personal cooking lessons.

These will be the Company’s main targeted categories which it anticipates will be most popular, however as demands for services are continuously changing and as different needs grow, additional services could be added to our app.

What Is Ciclet and How to Find Service Providers

Once developed, Ciclet will be a convenient, easy to use platform that connects people who need small tasks taken care of with professionals who perform those tasks for a living. With our help, a consumer no longer needs to spend countless hours looking for someone to help them out at an affordable cost.

The platform will do all the searching for the Service Seeker and ensure that the workers that Service Seekers find are perfectly capable of dealing with the tasks required. It will connect Service Seekers with Service Providers who are located close by, and can drop by the Service Seeker’s location even at a short notice. Service Seekers can even specify details about the tasks they need help with, so that the experts reviewing the requests can assist them with any additional considerations regarding the skills and experience needed for a particularly difficult task.

Ciclet will be formed to help consumers seeking help with a task such as moving or assembling furniture, cleaning an appliance, running errands or other simple, yet important and meaningful services or activities which they are unable to do it themselves due to a busy schedule or if they lack the tools or abilities.

With Ciclet, a Service Seeker will never fall behind with their schedule, or waste time trying to find someone qualified to help them with any virtual task or real life situation. Easy to use and highly efficient, Ciclet will make communication issues between the Service Seeker and the Service Providers a thing of the past, while at the same time allowing the Service Seeker to make payments securely online, only when the task itself is completed.

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 How Does Ciclet Work for Finding the Perfect Helpers?

Whether a Service Seeker wants to find a few strong individuals to help move your belongings to a new home, or locate a skilled guitar teacher who can teach your kids through a secure online environment, Ciclet will help Service Seekers source and identify Service Seekers at a short notice and on demand.

But how does this revolutionary and highly convenient platform really work? Also, what are the steps one has to take in order to get the best results out of it?

Ciclet will not just be a network that connects Service Seekers with random Service Providers for various jobs. It assigns skilled, efficient and responsible workers to one’s tasks, of which each Service Provider will undergo a detailed screening process before they are accepted to be a Service Provider on the Ciclet platform.

The actual way in which the platform will work is extremely straightforward and easy to grasp:

•	First of all, a Service Seeker will choose the type of work they need help with, and complete a basic form with information about the task, such as their location, the date and time when they need assistance, and any additional details about the task.

•	The experts at Ciclet will then evaluate the request and help to assign the perfect workers to it – the people who have the best track record and are closest to a Service Seeker’s location.

•	Next, the workers take care of the task, either visiting the Service Seeker’s location or online (depending on the nature of the work one needs help with).

•	Finally, only once the task is completed will the Service Seeker will have to provide the payment on Ciclet’s secure payment platform.

Ciclet plans to be a fully established, reputable organization that will take painstaking measures to ensure that every client is completely satisfied and our customer support service is available, if additional assistance is required.

Introducing Ciclet’s Technology

Ciclet’s technology software developer will allow the Company to offer a reliable and comprehensive software solution. The Ciclet app will offer a responsive design, an easy to use and configure private messaging system and the ability to screen Service Providers by their SSN and social media accounts to verify location, identity and more.

Ciclet’s software will allow it to easily start expanding the avenues of its business endeavors by putting together a powerful and engaging platform to connect Service Providers with people who need help with errands, moving, online jobs or anything else that self-employed workers may be able to offer assistance with. Our App will also offer numerous powerful features, such as Google map integration, region wide listing, social sharing, unlimited tasks and multi-currency acceptance.

Our technology platform is being developed and being outsourced to a technology provider who is not only experienced in creating applications but specializes in creating On Demand apps for businesses. Our Modular approach outlined as Stages 1 to Stages 4 is designed to identify blocks that are basic to all On-Demand businesses.

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With the growing market of on Demand Services our technology will need to be up to date and powerful. For this reason our script and back end of features. These needs to functional and full features of our app and our back end are as follows:

Built-in ID verification

The Built-in ID verification for the service providers module keeps our service marketplace clean with 100% genuine workers inside.

Recommendation Algorithm

This script has intelligent algorithms that can recommend service providers taking in a variety of factors like rating, satisfaction quotient etc.

Search tasks by Location

Everything in this script is all about location. The workers in your marketplace can easily find tasks in their location via zip codes.

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Google maps integration

This script has Google maps integration for physical tasks. Helps our users to go to task locations without any hassle.

Private messaging system

We understand that proper communication is the key in a marketplace driven by a vibrant community. So we have built in a sophisticated Private messaging system in the script, via. which Service seekers and service providers will be able to communicate quickly and effortlessly. These communications can also be monitored by the site admin.

Advanced search filters

With filters such as price, location, keywords and category etc. Our site visitors will be able to pull out any required information instantly.

Multiple language

With the language module, it will allow us to scale our business to any country. Users of any particular locale will be able to use our site easily in their preferred language.

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Geo-based Multiple currency

Not only will our site users be able to use the site in their preferred language, but they will also be able to pay using their local currency.

Social sign up & Login in

With the social marketing script the registration & login will be seamless with Facebook & Twitter connect integration. Our users will be able to instantly & securely login using their social logins.

Powerful email management

The email management script is equipped with a powerful email management system with Proper SMTP configuration to manage all the automated notifications that will go out.

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Subscription credits system

With the virtual currency system, service seekers on our site will be able to purchase credits and use those credits to post the job.

Automatic Invoice generation

We have considered automation very seriously. As soon as a task is completed, the invoice generation process happens automatically.

Credit system

We have built in a powerful Credit system in this script. Service providers will be able to purchase credits to bid on the tasks. The credit for each bid is decided based on the value of the project posted. This is potentially a source of revenue, as people may be inclined spending money to buy credits and may also help in having only serious bids posted.

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Direct pick a Provider

If a Service seeker is happy with a Service provider, he will be able to directly pick a Service provider instead of going through the normal process.

Availability setting

This service marketplace script allows the Service providers to set their availability on will -or- turn off their availability when busy.

Time Slot Management

Based on the comfort of the Service Seeker, he can mention the time slot at which his work can be done. Useful when work needs to be planned out.

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PayPal adaptive payments

Comes with PayPal Adaptive integration to automate the payment commission & Payout splits between worker and for the Company for each task.

Stripe payment gateway

For future integration once we begin expanding our marketplace to get users from various parts of the world we will be ready as we have built in a Payment Gateway. No matter what, everyone should be able to pay effortlessly. So we have built in multiple payment gateways, so payments can be handled across the globe. PayPal Adaptive integration automates the payment commission & Payout splits between the worker and to the Company for each task. Stripe helps users with credit cards to pay instantly from any country.

Open Pricing system

Before choosing Service providers, the system will allow Service seekers to have an idea of the rates of the different Service providers.

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Reviews and ratings

Important for our Company to grow we need to know what the marketplace is saying about our app and our Company so we will have an option for users to rate & review service providers, so service seekers can make an informed decision.

Responsive Admin panel

The Company’s administration panel will be loaded with a lot of features, detailed charts, user management, worker management, email management, analytics and more which will allow us to control the entire site end-to-end. The responsive administration panel is also configured where our Service Marketplace can now be controlled right from our mobile device.

Recommendation Algorithm

Our script will have an intelligent algorithm present in the system where it recommends good service providers to service seekers ( it works by taking into a variety of factors like review, rating, satisfaction quotient, responsiveness etc.). This helps in boosting the confidence of service seekers on our site.

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100% Responsive - works across all devices & tablets.

Be it a Mobile device or hand held devices like tablets, the site will automatically adjust to the resolution of the screen, thus giving a seamless and smooth experience for our site visitors. The script will also be available in both IOS & Android version as well, that will work in sync with the web script.

Why Use Ciclet?

With our future software developer’s expertise, know-how and experience in developing On-Demand applications, will allow Ciclet to quickly be able to launch its business, screen new Service Providers, set up a host of payment options, and start having new clients to ask our workers for well-paid help with their chores.

Our solutions will be customizable as our technology providers will allow us to set up our own strategy based on the location and the manner in which we want our business to operate. We will set up the platform to offer support solely for online assistance, or target only Service Providers from a specific location. Also, the responsive, solid design will allow anyone interested in visiting our website from their new laptop or smartphone, or from an old desktop, to enjoy the best possible experience.

One of the main features that Ciclet will have to offer has to do with facilitating payments. The platform will be integrated with credit card payments, as well as services such as PayPal, Moneybookers or Google Checkout. Also, it offers multi-currency support and an integrated currency converter.

As for the quality of the platform itself, it's worth mentioning Ciclet's bootstrap design – which will make it easy for people of all skill levels to work on projects of virtually any size – and its powerful and will have reliable content and user management systems. No task will be too big or too small for Ciclet.

How Will Revenue be Generated?

At this point the business model for how Ciclet plans to earn its revenue is by taking a commission on every transaction that happens over the app.

Ciclet will offer an immense opportunity for business owners and Service Providers to earn a lot of money by facilitating the completion of various tasks at a short notice. Everyone wants to finish their errands, get done moving their furniture or handle other tasks as soon as possible, and when they have at their disposal a convenient online platform that can help them with that, they will be more than happy to pay for a job well done.

Ciclet, however, will offer the opportunity to perform actions such as screening Service Providers, keeping track of their progress and communicating with their clients with ease. Using a commission based system, the app will assign the amounts Service Providers are paid, while retaining an established commission value for the Company while also including administrator and staff support.

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The platform will allow the Company to view all task sales, commissions, amounts retained for task purposes and overall revenue, all on a single, easy to access page on the planned dashboard. Also, it will provide our Company with the opportunity to integrate as many payment options as we want, allowing clients to conveniently pay their Service Providers online. This in turn allows the Company to be paid directly without having to worry about chasing for payments or worrying about any default payments.

Value Proposition of Ciclet

•	Saves time

•	Easy to get help

•	Cash free payment

•	Local jobs in and around the neighbourhood

•	No schedule job, work at one’s own convenient time

•	Instant money- wages immediately after the task

•	Better return on reputation as the level increases

Ciclet’s 2 Customer Segment Explained:

Service Seekers

•	People who want to outsource errands can post their job on the platform and Ciclet connects them to qualified Service Providers available to help.

•	People who are on the go can post the task through the app and have the work taken care of by the time they return.

•	People can pay through the app after the task has been completed.

Service Providers

•	Professionals that are experts in their given professions, who are underemployed or unemployed or those who are qualified and want to make some extra money can sign up to Ciclet.

•	The background is checked to get selected as a Service Provider.

•	Service Providers are automatically assigned a job. They can either accept it or reject it.

How Ciclet finds customers:

•	Word of Mouth Advertising

•	Internet Marketing

•	Free First Delivery

•	Various Offers

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The Process of Recruiting Service Providers:

•	People who want to be a Service Provider will have to apply online. They will also be able to log in with Facebook or LinkedIn and complete their application.

•	The Company will use third party agencies to conduct the background of the Service Provider will be thoroughly checked through such means as reference checks, criminal records checks, and Better Business Bureau checks will be followed by an interview.

•	After shortlisted and accepted to the Ciclet service provider platform, Service Providers will be able to specify their skills and interests, and are accepted into the database of Ciclet.

The Future of Ciclet:

Over the past 20 years, the internet has evolved from trusting people online for information to trusting to handing credit card information, and now we’re entering the third trust wave— connecting trustworthy strangers from all kinds of people powered marketplaces. Based on the same principle of trust and letting strangers or neighbours helping each other, Ciclet hopes to have a promising future.

Pros of the Ciclet Opportunity

Quality Service Providers: – Ciclet understands that hiring people through an online service could spark some questions especially in the character and credibility of the person. Ciclet hopes to address this concern and hopes to help ease client’s worries about the quality of the person they are hiring. Ciclet plans to conduct a background check on the people who sign up to become Service Providers, as well as having them complete exams and supply professional licenses if applicable. This way a Service Seeker will have knowledge of the Service Provider that they are hiring is qualified for the job.

1.	Safe Transactions: – The payment and exchange of money is also a major concern when hiring individuals from online service websites, especially for tasks that would payout large sums of money. With Ciclet there is no need for cash to change hands for any job or transaction as we will handle all payments and reimbursements from the Company’s backend software platform. Once Ciclet has been paid, the Company will then turn around and wire they payment to the Service Provider once the job is completed. This helps both parties as you are ensured the Service Provider will only get paid when the job is complete and the Service Provider is ensured that the money will be paid to them by our Company upon completion of the task.

2.	Support: – We also hope to provide the Service Provider with support which is good because there are some jobs that are done virtually, so you don’t have to be in the same place as the Service Provider to hire them. People around the world can hire a Service Provider to do digital work and if there are any problems encountered with them, you can call Ciclet’s customer support at any time. Being able to contact customer support at any time anywhere in the world will be a definite plus.

Cons of the Ciclet Opportunity

1.	Service Fee: – Ciclet will not charge a Service Provider anything for signing up, but it does plan on charging a 20% commission rate on all tasks, meaning if you pay $100 for a task, the Company will take $20 from it. This could highly affect the rates that Service Providers work with since they have to compensate for the rather high commission rate being charged to them. Having this high commission rate causes most of the takers rates to be slightly higher than that of other rates in the market so Service Seekers might have to spend a little bit more for this convenient on demand service.

2.	Client Security: – Ciclet does not offer a form of client security, meaning if a Service Seeker hires someone to do a task for them, they may still run the risk of that person not actually completing the said task. This is important especially for tasks that a Service Seeker needs done on a deadline and are expecting someone to come do it for them but does not show up. If this happens, the Service Seeker will not be allowed to leave a review to the Service Provider that accepted the job since the job was not completed as Ciclet only allows reviews on jobs that were completed. Though a Service Seeker will not lose money when this happens since Ciclet only pays Service Providers when the job is completed but it could cost a Service Seeker time and inconveniences.

3.	Task Completion Guarantee: Ciclet does not plan to offer a form of task completion insurance, meaning a Service Seeker may still run the risk of that Service Provider not actually completing the project, or doing a poor job. They are only allowed to leave a review of a Service Provider who completes a job, so if someone is a no-show, you can’t leave a poor review of the tasker. (Though you don’t have to pay for an incomplete task, so you don’t loose money.)

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4.	Somewhat limited availability: If you live in an area where Ciclet does not operate the customer will have to wait while the company grows.

Competition

Some of the l ocation based services that are located in the Philippines may be perceived as competition but they are not direct competition as they do not offer the services being proposed by Circlet.

Some of these companies are as follows:

Upwork: www.upwork.com is a web-based platform that brought visibility and trust to remote work. It was so successful the two realized other businesses would also benefit from reliable access to a larger pool of quality talent, while workers would enjoy freedom and flexibility to find jobs online. The technology is the foundation of Upwork — the world’s leading freelancing website. With millions of jobs posted on Upwork annually, freelancers are earning more than $1 billion via the site each year and providing companies with over 3,500 skills.

Through Upwork businesses get more done, connecting with freelancers to work on projects from web and mobile app development to SEO, social media marketing, content writing, graphic design, admin help and thousands of other projects. Upwork makes it fast, simple, and cost-effective to find, hire, work with, and pay the best professionals anywhere, any time.

Upwork’s vision is to connect businesses with great talent to work without limits.

Another location servicing company in the Philippines which is not a Direct competitor is www.199jobs.com  which is a website that allows people to offer their services on it to those willing to pay a fixed price. They post “jobs”, which are the things that they can do for you. They also have a managed service where they take care of hiring, vetting and managing the people for the task.

Another perceived competitor is www.raket.ph, it's a listing site (well, sort of marketplace) that features service providers from arts, IT, business, legal, and other fields.

The closet and direct competitor for our Company is www.gawin.com. Gawin is known as the #1 Services Marketplace in the Philippines where they qualify service providers for you. One will get up to 5 quotations for each request one makes. It provides a dependable way to hire services you need from plumbers to photographers. Just tell us what you need and get introduced to vetted and trusted professionals within minutes or hours.

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Potential Market Size of the On Demand Business

Philippines is emerging as one of the prominent App markets in Asia, AppLift has put the spotlight on the mobile apps market in Philippines, the reasons are simple: the Philippines is the third largest smartphone market in Southeast Asia, and the fastest growing app market, according to insights from InMobi; (http://sumo.ly/b5FC via @applift) a comparatively low smartphone penetration (Ericsson predicts 40% by end of 2015) combined with high install growth (driven by low cost devices and cheap data plans), results in fairly low CPIs. Add to that the fact that app localization is almost unnecessary, as 57% of the population speaks English (the second official language of the country), and 40% of mobile internet users prefer it over Filipino. An emerging market with an eager audience like this can be a gold mine for app developers.

The smartphone craze has brought significant changes in Filipinos’ mobile behaviors. Take this as an example: When the Philippines’ mobile market took off, SMS was a genuine revolution: At its highest point, around two billion SMS messages were sent daily. Social networks have had a major impact on the way filipinos interact; on average, they spend 4 hours per day on social media, which comes up to roughly 42% of total screen time. However, despite slowing down considerably, the country reportedly still generates the largest SMS volume in the world.

To explore how filipinos put their smartphones to use, we turned to our app store intelligence platform Priori Data PRO, where we looked at download and revenue data from the App Store, and from Google Play. We drew some conclusions from our analyses and worked out a few key takeaways which are listed below.

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Our Marketing Strategies

1. Learn Our Technology

To be successful we will need to understand our technology and to make sure it is functioning and working well and allow the Company to streamline the app and to remove any links or flaws that are not functioning properly.

2. Determine Our Goals

Before you can optimize our business for on demand social networking, we will need to determine what we want to accomplish. Our goals are as follows:

•	Increase our web traffic to our app

•	Attract more users to our app

•	Generate new customer acquisition and customer retention

•	Keep customers and make sure they continue to be repeat customers

If we are successful in achieving these objectives it should allow us to be successful in executing our business plan.

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3. Establish Our Web Presence

We need to make sure that our Company is listed on the key social media sites and that our business description and address, phone, and details are correct and current. We will need to let our market know who we are.

We will try to list our business on as many social networking sites and we will integrate with our other social networking accounts, like Facebook and Twitter. We need to make sure that our features are constantly being added to each network.

4. Implement Promotions

To increase customers and service providers we will implement a social marketing campaign where the Company will run promotions to increase engagement and to get exposure to our application. As part of our promotion marketing strategy we plan to advertise particular incentives, rather than our business in general.

Examples of these promotions across the various social media networks that the Company may implement may include such promotions as:

•	Raffles (e.g. "Every person who signs in gets a chance to win an iPod.")

•	First check in specials (e.g. "No service charge by the Company for the first service for new service subscribers.")

•	Frequent User Benefits (e.g. "Use the Company’s application 10 times, get a discount.”)

5. Engage With Our Customers

We plan on engaging our audience and customers by interacting with them as one of the most effective uses of social media such as Twitter is personal engagement and relationship building with our audience.

6. Analyse and Track Statistics

In order to make sure our promotions and advertising campaigns are effective it would be important for the Company to study data online to qualitative observations on our site and app. It is important to keep track of everything so we can learn what promotions work with our audience. However, it is important to keep in mind that our ROI may not be directly measurable, and aside from increased sales, as we are working for brand exposure and increased awareness of our business.

7. Be Prepared to Adapt

Location-based social network technology may be the newest and grooviest incarnation of social media, but it certainly won't be the last. And in a year it won't look exactly like it does today. So we will have to be prepared to adapt our methods when features change, as new tools emerge, and as we review our own promotional results. Again, keep your objectives in mind, and be ready to keep up with new technology.

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8. Avoid Common Pitfalls

We have learned that several common mistakes in promoting one’s Company that we will try and avoid are as follows:

•	We will not leave fake reviews or tips as it may lead us to lose credibility immediately when people catch on.

•	We will not throw up poorly designed ads as a badly designed banner ad will perform much worse than one that is designed properly.

•	We will be diligent I monitoring activity as we will want to be mindful of compliments and any negative feedback or complaints.

9. We need to Know Where Our Customers Are

To be successful we will need to understand digital marketing and understand how location based technology actually works. Traditionally marketing used to be done through other mediums as TV and newspapers, but now customers are now using Facebook and checking their Twitter feeds. When it comes to location based business we must focus our efforts on the apps and services that their target consumers are already using. This can be scary, since most people spend almost all their time using a very limited set of apps, but doing the necessary research beforehand can prevent us from wasting time on a campaign.

10. Market on Multiple Platforms

To market successfully Location-based tools function better by having them work together over multiple social media platforms.

11. Put the consumer in Control

Location-based marketing initiatives should always be run on an opt-in basis. Ideally, consumers should be able to set preferences that dictate the maximum number of offers they wish to receive per week, or select offer categories that are relevant based on their personal interests. Finally, it should be just as easy for a consumer to opt-out of a location-based campaign as it was for the person to opt-in.

12. Be willing to Make Adjustments

Location-based marketing campaigns are rarely perfect from the get-go. With that in mind, it is important for the Company to set aside time to track and review our campaigns. To be successful we will need to know that most advertising needs to be tweaked and optimized to be successful. The variables of location are not always well understood, always changing, and it may require some adjustments.

Government Regulation: Internet

We are subject to federal, state and local laws and regulations applicable to businesses generally in the United States, where our business is incorporated in the state of Nevada. We are also subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business.  In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. In addition, rising concern about the use of data collection and GPS tracking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

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In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of member data. We intend to post on our website a privacy policy and user agreement, which will describe our practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of privacy and data protection laws, and their application to the Internet is unclear, evolving and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices, or that new regulations will be enacted. Complying with these varying domestic and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

In the Philippines, we are subject to the Data Privacy Act of 2012 , which act protects all forms of information that are personal, private or privileged. It covers all persons, whether natural or juridical, with particular emphasis to companies or juridical entities involved in the processing of protected information.

Similar to many data privacy regimes in the region and globally, the Act sets out general data privacy principles ('Principles') by which all Controllers must abide. In brief, the Principles stipulate that personal information must be:

•	Collected for specified and legitimate purposes, which must be declared to the Data Subject before collection (or as soon as reasonably practicable after collection)

•	Processed (ie used) fairly and lawfully

•	Accurate and not excessive for the purposes for which it is collected and processed

•	Retained only for as long as necessary for the stated purposes, and

•	Anonymised or de-identified as soon as possible, subject to limited exceptions.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Intellectual Property

We do not currently possess any intellectual property that has been approved nor pending as our software is still being developed.

Research and Development

We did not incur any significant research and development expenses during the period from June 30, 2016 (inception) to January 31, 2017.

Employees and Employment Agreements

As the date of this prospectus, we have no permanent staff other than our sole officer and director, Mr. Eugenio L. Jumawan Jr., who is our President and CEO. Mr. Jumawan Jr. is employed elsewhere and has the flexibility to work on our company up to 25 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing.

Seasonality

We do not have a seasonal business cycle.

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AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings; no such proceedings are threatened or contemplated by any party.

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FINANCIAL STATEMENTS

Our audited financial statements as of January 31, 2017 are presented as follows:

CICLET HOLDING INC.

FINANCIAL STATEMENTS FOR THE PERIOD

FROM JUNE 30, 2016 (INCEPTION) TO JANUARY 31, 2017

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder of

Ciclet Holdings Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheets of Ciclet Holdings Inc. (the “Company”) as of January 31, 2017, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from June 30, 2016 (Inception) to January 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ciclet Holdings Inc. at January 31, 2017, and the results of its operations and its cash flows for the period from June 30, 2016 (Inception) to January 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, as an early stage development company, the Company has earned no revenues since June 30, 2016 (Inception) to January 31, 2017. The Company has accumulated deficit from recurring losses of $9,186 incurred for the current year. These conditions, along with other matters as set forth in Note 3indicate the existence of a material uncertainty that my raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ANTON & CHIA, LLP

Newport Beach, CA

April 4, 2017

F-1

CICLET HOLDINGS INC.

Ciclet Holdings Inc.

Balance Sheet

As of January 31, 2017

January 31, 2017

ASSETS
Current Assets
Cash	$503
Funds held in trust	11,310
Total Current Assets	11,813
Total Assets	$11,813

LIABILITY AND EQUITY
Due to related party	$999
Total Current Liability	999

Equity:
Common Stock (175,000,000 shares authorized; 10,000,000 shares issued and outstanding with par value of $0.00001 each)	100
Additional paid-in capital	19,900
Accumulated Deficit	(9,186)
Total Stockholder’s Deficit	10,814

Total Liabilities and Stockholder’s Deficit	$11,813

(The accompanying notes are an integral part of financial statements)

F-2

Ciclet Holdings Inc.
Statement of Operations For the Period From June 30, 2016 (inception) to January 31, 2017

For the Period from June 30, 2016 (Inception) to January 31, 2017

Revenues	$-

Operating Expenses
Accounting and legal	5,705
Bank charges	206
Consulting	3,150
Office	125
9,186
-
Net Loss and Comprehensive Loss	$(9,186)

Basic and diluted loss per share	$-
Weighted average number of shares outstanding	$10,000,000

(The accompanying notes are an integral part of financial statements)

F-3

Ciclet Holdings Inc.
Statement of Stockholder's Equity
For the Period From June 30, 2016 (Inception) to January 31, 2017

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, June 30, 2016 (Inception)	-	$-	$-	$-	$-

Issuance of common stock	10,000,000	100	19,900	-	20,000

Net Income (loss)	-	-	-	(9,186)	(9,186)

Balance, January 31, 2017	10,000,000	$100	$19,900	$(9,186)	$10,814

(The accompanying notes are an integral part of financial statements)

F-4

Ciclet Holdings Inc.
Statement of Cash Flows For the Period from June 30, 2016 (Inception) to January 31, 2017

For the Period from June 30, 2016 (Inception) to January 31, 2017

Cash flows from operating activities
Net loss	$(9,186)
Net Cash (Used in) Operating Activities	(9,186)

Cash Flows From Financing Activities
Proceeds from issuance of common shares	20,000
Advances from related party	999
Net Cash Provided by Financing Activities	20,999

Net Increase In Cash and Cash Equivalents	11,813
Cash and Cash Equivalents at Beginning of Period	-
Cash and Cash Equivalents at End of Period	$11,813

Cash consists of:
Cash	$503
Funds held in Trust	11,310
$11,813

(The accompanying notes are an integral part of consolidated financial statements.)

F-5

Ciclet Holdings Inc.

Notes to the Financial Statements

For the Period from June 30, 2016 (Inception) to January 31, 2017

NOTE 1 – NATURE OF BUSINESS

Ciclet Holdings Inc. (the “Company”) is a start-up company with a primary focus on developing software applications for location-based service (LBS) that uses location data to control features. The
Company was incorporated in the State of Nevada on June 30, 2016 and is located in Las Vegas, Nevada.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Cash

Cash comprises cash balances, cash on current accounts with banks, and bank deposits.

Financial Instruments

The Company’s financial instruments consist of cash and due to shareholder. The carrying amount of such approximate their fair value due to the short maturity of the instrument.

Fair Value Measurement

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows: Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets. Level 2 – to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Revenue Recognition

The Company recognizes revenue in the statement of operations when the following criteria are met: there is persuasive evidence of an arrangement exists; the price is fixed and determinable; delivery has occurred or services have been rendered, and collectability is reasonably assured. As of January 31, 2017, the Company did not recognize any revenue.

F-6

Ciclet Holdings Inc.
Notes to the Financial Statements For the Period from June 30, 2016 (Inception) to January 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when a different tax rate is enacted.

Pursuant to the provisions of ASC No. 740, Income Taxes, the Group provides valuation allowances for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the historical taxable income generation, projected future taxable income, the reversal of existing deferred tax liabilities and tax planning strategies in making this assessment.

The corporate income tax rate applicable to the company is from 15% to 35%. As of January 31, 2017, the Company had a Net Operating Loss (NOL) of $9,186 to be carried forward into future years and will expire in 2037 if not utilized. A full valuation allowance is established against all deferred tax assets relating to NOL carry forwards based on estimates of recoverability. While the Company has optimistic plans for its business, it is determined that such a valuation allowance was necessary given the uncertainty with respect to its ability to generate sufficient profits from its new business model.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company does not believe the adoption of this ASU will have a significant impact on the financial statements.

In August, 2015, the FASB issued ASU No. 2015-04, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASI defers the effective date of ASI No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period. The Company does not believe the adoption of this ASU will have a significant impact on the financial statements.

F-7

Ciclet Holdings Inc.
Notes to the Financial Statements For the Period from June 30, 2016 (Inception) to January 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Subtopic 740-10): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. ASU 2015-17 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is allowed for financial statements that have not been previously issued. Entities may elect to adopt the guidance either prospectively or retrospectively to all prior periods (i.e., the balance sheet for each period is adjusted). The Company does not believe the adoption of this ASU will have a significant impact on the financial statements.

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities," which addresses the recognition, measurement, presentation and disclosure of financial assets and liabilities. The ASU primarily affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The ASU is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not believe the adoption of this ASU will have a significant impact on the financial statements.

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the seven month period ending January 31, 2017, the Company recognized no sales revenue and incurred a net loss of $9,186. As of January 31, 2017, the Company had an accumulated deficit of $9,186. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholder, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – DUE TO RELATED PARTY

The amount due to related party consists of advances from its sole shareholder. The amount is non-interest bearing, has no set repayment terms and are not secured.

F-8

Ciclet Holdings Inc.
Notes to the Financial Statements For the Period from June 30, 2016 (Inception) to January 31, 2017

NOTE 5 – COMMON STOCK

As at January 31, 2017, the Company’s common stock consisted of 10,000,000 issued common voting shares, with a par value of $0.00001 each.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the fiscal year, the Company entered into a service agreement for consulting services provided by the Company’s sole shareholder at a fixed monthly fee of $450. As of January 31, 2017, the company incurred $3,150 consulting fee to the shareholder.

NOTE 7 – SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events and did not find any through the period from February 1, 2017 to April 4, 2017, which is the date when these financial statements were available to be issued.

F-9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to assist you in understanding our business and results of operations together with the Company’s present financial condition. This section should be read in conjunction with our historical combined and consolidated financial data included elsewhere in this Memorandum. Statements in the Company’s discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. The Company cautions that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment or property any time soon.

Personnel Plan

We do not expect any material changes in the number of employees any time soon. We do not have any employees at this time.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Plan of Operations

Our business objectives for the next twelve months (beginning upon completion of this Offering), provided the necessary funding is available, are to expand upon our business with a focus on the development of our On Demand app for Location-based services (LBS). The app will allow consumers to find reliable and professional local services by using the location data of a person’s location through the use of a device that sends out the location of the person via their smart phone, tablet. We are a company focused on creating service driven apps and services for LBS which are a general class of computer program-level services that use location data of a person’s location to control features. Our first market will be in the Philippines.

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We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We feel we require minimum funding of $40,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain funding of $40,000, our business may fail.  Even if we raise $135,000 from this offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting status.  The table below outlines our expenditures if we are able to raise the full $135,000. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We believe that we will be able to generate revenue once we are able to complete our app, begin to market the app, and once we are able to secure customers using our app. If we are able to establish additional customers, we hope to generate additional revenue and prove our business model to be effective. We are hopeful that once we are able to complete and we are able to raise capital from this offering, we will be able to secure customers, generate revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, establish distribution contracts, or generate revenues from our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next twelve months.

The following chart provides an overview of our budgeted expenditures for the twelve months following the completion of this Offering.  The expenditures are categorized by significant area of activity.

Description	Estimated Completion Date	Estimated Expenses ($)

Website & App Re-Development and Server Acquisition	12 months	13,000
Software Development and Implementation	12 months	30,000
Marketing and advertising	12 months	20,000
Working Capital *	12 months	25,000
DTC- Eligibility Fee	12 months	15,000
General & administrative expenses**	12 months	32,000
Total		$135,000

*As part of the Working Capital it will include Management fees that will consist of remuneration payable to any manager engaged to oversee the day to day operation of our business. In addition, as part of the Working Capital, salaries will be paid to future employees or consultants retained to assist the Company with its sales and marketing efforts. Consultants may also be retained to contribute special expertise not possessed by the sole officer and director of the Company.

**General and administrative expenses are the costs which we will incur sustaining our day to day business. These include such costs such as rent, phone, utilities, insurance, business licenses and incidental expenses. This also includes reporting expenses for the year (including legal, audit, EDGAR services). Increases in costs can be attributed to an increase in reporting complexity due to expanding operations. In addition, as part of our expenses we have included our estimate of our total offering registration costs to be $12,000.

We believe that we will be able to maintain basic operations of meeting filing obligation and expenses relating to seeking additional financing if we raise 100%, 75%, 50% or 25% of this offering. Our company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for twelve months after the effective date. Our plan of operations is based on the net proceeds from this offer (gross proceeds less expenses related to this offering, estimated at a fixed cost of $12,000 and expenses to maintain our reporting status for twelve months after effective date, estimated at a fixed cost of $40,000).

At present, we only have enough cash on hand to pay for the completion of this Offering. Our cash requirements for the next 12 months outweigh the funds available to maintain or develop our business.

We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

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Results of Operations – Period from June 30, 2016(inception) to January 31, 2017

We have not earned any revenues from inception through January 31, 2017

June 30, 2016 (inception) to January 31, 2017
Revenues	$-
Expenses	9,186
Net Loss	(9,186)

We incurred a net loss in the amount of $9,186 for the period since June 30, 2016 (inception) to January 31, 2017.

Liquidity and Capital Resources as of January 31, 2017

Working Capital	As of
January 31, 2017
Current Assets	$11,813
Current Liabilities	$999
Working Capital	$10,814

Cash Flows	From June 30, 2016 (inception) to
January 31, 2017
Net Cash Used in Operating Activities	$(9,186)
Net Cash Provided by Financing Activities	$20,999
Net Increase In Cash During The Period	$11,813

As of January 31, 2017, we had working capital of $10,814 and $11,813 in current assets.  We used a total of $9,186 in operating activities and raised $20,999 through financing activities.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Sales will be recorded when the app and services are provided to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company has not made any sales as at January 31, 2017.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director and does not have a charter.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Eugenio L. Jumawan Jr.	38	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Mr. Jumawan Jr.is currently employed as the CFO and Credit Manager of Commercial Trade Financial Services, Inc. (CTFSI) which is located in Mandaue City, Cebu of the Philippines. He has served CTFSI since August 2007 where the Company is in the business of leasing and financing motorcycles. Mr. Jumawan Jr. has also received his Masters of Public Administration from Southwestern University, Cebu City in the Philippines.

Mr. Jumawan Jr. was appointed to our board of directors due to his financial background sales and marketing experience, and is qualified to act as our director due to extensive experience.

Involvement in Certain Legal Proceedings

Our sole director and executive officer has not, during the past ten years:

1.	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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4.	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Except as indicated above, our sole director does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between Mr. Jumawan Jr., other business interests, and his involvement in our company.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a current report on Form 8-K.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

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The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (June 30, 2016) through January 31, 2017.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eugenio L. Jumawan Jr. President	2017	3,150	0	0	0	0	0	0	0

Our President was paid a consulting fee of $450 per month for a total of $3,150 in fiscal 2017.  There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

 Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Eugenio L. Jumawan Jr.	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

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Our Board of Directors has not adopted a stock option plan. We have no plans to adopt one at the moment, but may choose to do so in the future. If such a plan is adopted, it may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The address of listed individuals is that of our company unless otherwise noted. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Eugenio L. Jumawan Jr.,	10,000,000 (direct)	100%	30.77%	37.21%	47.06%	64.00%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	30.77%	37.21%	47.06%	64.00%

[1]	The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Jumawan Jr. is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 30, 2016, we issued a total of 10,000,000 shares of common stock to Mr. Eugenio L. Jumawan Jr., our sole officer and director, for total cash consideration of $20,000. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Mr. Jumawan Jr. has lent the Company $64 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Legal Matters

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Norwas any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The legality of the shares offered under this registration statement is being passed upon by John D. Thomas. John D. Thomas owns 0 shares of the Company’s capital stock.

Experts

Our audited financial statements as of January 31, 2017 and for the period from June 30, 2016 (inception) to January 31, 2017 appearing in this prospectus and registration statement have been audited by Anton &Chia, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Chapter 78 of the Nevada Revised Statutes (the “NRS”).

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Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to NRS 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to NRS 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal	$5,000
Filing costs	2,000
Accounting	5,000
Total	$12,000

All amounts are estimates other than the Commission’s registration fee. The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to first pay for expenses of this offering and ensure maintenance of reporting status for the next twelve months.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

During the current year, we have sold the following securities which were sold in reliance on the exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have issued 10,000,000common shares to our sole officer and director for total consideration of $20,000, or $0.002 per share. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by a non-US person.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on April 19, 2017)

3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on April 19, 2017)

5.1*	Legal Opinion

10.1*	Software Development Agreement

23.1*	Consent of Anton & Chia, LLP

23.2	Consent of John D. Thomas (incorporated in Exhibit 5.1)

99.1	Subscription Agreement (incorporated by reference to our Registration Statement on Form S-1 filed on April 19, 2017)

______

*Filed herewith.

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 13th day of June , 2017.

CICLET HOLDINGS INC.

By:	/s/ Eugenio L. Jumawan Jr.
Eugenio L. Jumawan Jr., President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eugenio L. Jumawan Jr. as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Eugenio L. Jumawan Jr.	President, Principal Executive Officer, Principal	June 13 , 2017
Eugenio L. Jumawan Jr.	Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

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